Power of Attorney

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Christopher Hall, Isobel Jones and James Potter, with full power of substitution and re-substitution, the undersigned’s true and lawful attorneyinfact (each, the “Attorney-in-Fact”), to:

1.

prepare, execute and submit to the Securities and Exchange Commission (“SEC”), Sovos Brands, Inc. (the “Company”), and/or any national securities exchange on which the Company’s securities are listed any and all reports (including any amendments thereto) the undersigned is required to file with the SEC under Rule 144 under the Securities Act of 1933 (“Rule 144”), with respect to the any security of the Company, including Form 144; and

2.

obtain, as the undersigned’s representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

a)

This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b)

Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c)

Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Rule 144.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of January 3, 2024.

/s/ Yuri Hermida

Name: Yuri Hermida